                                                                   EXHIBIT 10.36

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT ("Agreement") dated as of the 28th day of February, 1997 is made and entered into on the terms and conditions hereinafter set forth, by and between ACCUMED INTERNATIONAL, INC. ("Debtor" or the "Company") and ROBERT L. PRIDDY and EDMUND H. SHEA, JR. (collectively "Lender").

                                    RECITALS

          WHEREAS, Debtor has requested that Lender make available to Debtor a term loan in the original principal amount of Six Million and no/100ths Dollars ($6,000,000.00) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

          WHEREAS, in order to induce Lender to make the Loan to Debtor, Debtor has made certain representations to Lender; and

          WHEREAS, Lender, in reliance upon the representations and inducements of Debtor, has agreed to make the Loan upon the terms and conditions hereinafter set forth.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Lender hereby agree as follows:

                                   SECTION 1

                                    THE LOAN

          1.1 Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions hereof, the Lender shall make the Loan to Debtor by wire transfer in immediately available funds. The Loan shall be evidenced by a Convertible Promissory Note in the original principal amount of Six Million and No/100ths Dollars ($6,000,000.00), substantially in the form of Exhibit A attached hereto and incorporated herein by this reference (the "Note" or the "Promissory Note"), executed by Debtor in favor of Lender. The Loan shall be payable in accordance with the terms of the Note. Unless the Note has previously been paid in full, upon an amendment to the Debtor's certificate of incorporation, the Note shall be convertible, at the option of Lender, into shares of the common stock, $.01 par value per share (the "Common Stock") of Debtor as provided in the Note. The Note, this Agreement and any other instruments and documents executed by Debtor now or hereafter evidencing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents."

          1.2 Partial Prepayment. Debtor may prepay the indebtedness evidenced by the Note in whole or in part at any time and from time to time subject to a prepayment premium as specified in the Note.

          1.3 Loan Origination Fee. Debtor shall pay to Lender a loan origination fee equal to Seventy-Nine Thousand Seven Hundred Twenty- Six and 00/100 ($79,726.00), which shall be payable upon the maturity of the Note.





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          1.4     Purposes of Loan and Use of Proceeds.  The purpose of the
Loan shall be to provide capital to Debtor to acquire certain assets relating to the ESP Product Line from Difco Microbiology Systems, Inc.

          1.5 Further Documents. Debtor agrees, on request of Lender, at any time and from time to time to execute or join with Lender in the execution and filing of additional documents in the form and content reasonably required by Lender to effectuate the terms of this Agreement.

                                   SECTION 2

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lender to enter into this Agreement and other transactions to be consummated contemporaneously herewith, the Debtor hereby represents and warrants to the Lender, as of the date hereof, as follows:

          2.1 Organization and Standing; Certificate and By-Laws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Except as disclosed on Exhibit 2.1 attached hereto and made a part hereof, the Company is currently qualified to do business as a foreign corporation in any jurisdiction in which such qualification is required, except where the failure to be so qualified will not have a material adverse effect on the Company's business as now conducted. The Company has furnished Lender or its counsel with copies of its Certificate of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the date hereof.

          2.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver the Loan Documents and to carry out and perform its obligations under the terms of this Agreement.

          2.3     Financial/SEC Filings.

                  (a) The Company has previously furnished Lender true and complete copies of the following documents which have been filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to Sections 13(a), 14(a), (b) or (c) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (such documents are hereinafter collectively called the "Accumed SEC Filings"): (i) its Annual Report on Form 10-K for the transition period ended December 31, 1995, (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, which reports include Consolidated Balance Sheets, Consolidated Statements of Income and Consolidated Statements of Cash Flows of the Company at and for the respective fiscal periods then ended and at and for the corresponding date and fiscal periods for the prior year, (iii) all reports on Form 8-K filed by the Company with the SEC during the period from and after January 1, 1996, (iv) the Company's Prospectus dated October 2, 1996, included in a Form S-2 Registration Statement (the "Prospectus"), and (v) the Company's Registration Statement on Form S-4 dated December 1995. The Accumed SEC Filings constitute all reports the Company was required to file under Sections 13(a), 14(a), (b) or (c) and 15(d) of the Exchange Act since January 1, 1996. At the time of filing with the SEC, the Accumed SEC Filings





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
(i) were prepared in all material respects in accordance with the applicable requirements of the Exchange Act, and the rules and regulations thereunder,
(ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements contained in the Accumed SEC Filings are true and correct in all material respects and present fairly the consolidated financial condition and results of operations and changes in stockholders' equity and cash flows as of the dates and for the periods indicated, except as may otherwise be stated in such financial statements. For purposes of this Agreement, all financial statements of the Company shall be deemed to include any notes to such financial statements. The financial statements described in this Section 2.3 are hereinafter referred to as the "Accumed Financial Statements".

                  (b) Since September 30, 1996, there has not been, occurred or arisen which has not been either publicly disclosed by the Company or disclosed in a separate schedule to Lender: (i) any material adverse change in the consolidated financial condition or in the operations of the business of the Company from that shown on the Accumed Financial Statements, or (ii) any event, condition or state of facts (other than the general state of the national economy and proposed federal legislation or regulation) of any character which, to the best of the knowledge of the Company, materially and adversely affects the results of operations or business or financial condition or properties of the Company.

                  (c) The Company's last annual meeting of stockholders was held in December 1995, and the next annual meeting of stockholders is expected to be held prior to June 30, 1997.

                  (d) As of the date hereof, Debtor has no indebtedness which, in accordance with generally accepted accounting principles would be included in determining liabilities as shown on the liability side of the balance sheet of the Debtor other than (i) trade payables incurred in the ordinary course of business, (ii) liabilities reflected on the Accumed Financial Statements, (iii) indebtedness not to exceed $500,000 which is evidenced by a promissory note dated February 11, 1997 in the original principal amount of $500,000 payable to Oncometrics Imaging Corp., a majority-owned subsidiary of Debtor and (iv) indebtedness, the incurrence of which or the repayment of which is not reasonably likely to have a material adverse effect on the financial condition, operations, assets or prospects of the Debtor or any of its Subsidiaries.

                  (e) Debtor owns all of its assets free and clear of liens, claims and encumbrances (collectively, "Liens") other than (i) Liens for taxes not yet due or liens for taxes being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Debtor in accordance with generally accepted accounting principles, (ii) Liens on property or assets of the Debtor that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business and that (x) do not in the aggregate materially detract from the value of the property or assets subject thereto or materially impair the use thereof in the operation of the business of the Debtor or (y) that are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such lien, (iii) Liens (other than any lien imposed by ERISA or in connection with any environmental violation), pledges or deposits incurred or made in connection with workmen's compensation, unemployment insurance and other social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (iv) the Lien evidenced by financing statement 003581568 filed with the Illinois Secretary of State on August 21, 1996, naming the Debtor as





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debtor and Nortech Telecommunications Inc., as secured party relating to certain telephone equipment leased by the Debtor, and (v) a Lien in favor of Oncometrics Imaging Corp. on substantially all of Debtor's assets securing the indebtedness described in Section 2.3(d)(iii).

          2.4 Capitalization. The authorized capital stock of the Company consists of Thirty Million (30,000,000) shares of common stock, $.01 par value (the "Common Stock"), of which Twenty-Two Million Sixty-Six Thousand Nine Hundred Thirty-Eight (22,066,938) shares are issued and outstanding and Five Million (5,000,000) shares of preferred stock, $.01 par value, of which no shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved Seven Million One Hundred Sixty-Seven Thousand Five Hundred One (7,167,501) shares of Common Stock for issuance upon the exercise of warrants or options that have been granted prior to the date hereof or that may hereafter be granted under the Company's stock option plans.

          2.5 Amendment to Certificate of Incorporation. The Board of Directors of the Company has approved a resolution to amend its certificate of incorporation to increase the number of shares of authorized Common Stock of the Company to fifty million (50,000,000). Such resolution also provides that the Board of Directors will recommend that the shareholders approve such amendment. The Company agrees that such resolutions will not be altered in any respect without Lender's consent.

          2.6 Stock. Unless the Note is earlier paid in full, upon the adoption of the amendment to the Company's certificate of incorporation as set forth in Section 2.5 above, the shares of Common Stock that may be issued upon conversion of the Note shall have been duly and validly reserved and, when issued in compliance with the provisions of the Note, will be validly issued, fully paid and nonassessable, and will be free of any liens, claims, charges, encumbrances, voting proxies or voting agreements, other than those agreed to by Lender and those imposed by federal and applicable state securities laws.

          2.7 Prior Registration Rights. Except as described under the caption "Description of Capital Stock - Registration Rights" in the Prospectus, the Company has not granted to any persons any demand or piggyback registration rights to holders of any securities of the Company or to holders of any rights to acquire securities of the Company.

          2.8 Subsidiaries. Except as disclosed in the SEC Filings, the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

          2.9 Authorization and Enforceability. Other than shareholder approval of the Charter Amendment (as defined in Section 3.6) which is required prior to the effectiveness of Lender's rights to convert the Note into Common Stock, all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Loan Documents by the Company, and the performance of all of the Company's obligations hereunder have been taken. This Agreement, as well as each of the other Loan Documents, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

          2.10 Absence of Changes. Except as disclosed in the SEC Filings or in Exhibit 2.10 attached hereto and made a part hereof, since September 30, 1996, (a) there has been no material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company other than





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changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse; (b) there has been no resignation or termination of employment of any key officer or employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer or employee that if consummated would have a material adverse effect on its business; (c) there has been no labor dispute involving the Company or its employees and none is pending or, to the knowledge of the Company, threatened; (d) there has not been any change, except in the ordinary course of business, in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty or otherwise; and (e) there has been no other event or condition of any character pertaining to and materially adversely affecting the assets or business of the Company.

          2.11 Trademarks, Etc. To the knowledge of the Company, the Company owns, possesses or has the right to exploit, free of any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise), all trademarks, service marks, trade names or copyrights (collectively, the "Marks"), all of which are the only Marks which are necessary to the conduct of its business. Except as disclosed on Exhibit 2.11, the Company does not have any knowledge, or reason to know, that the Company's ownership, possession or other use or exploitation of any of the Marks conflicts with the rights of any person or entity. The Company has used reasonable efforts to protect the Marks. To the knowledge of the Company, no present or former shareholder, officer, director, agent or independent contractor of the Company owns or has any other right in or to, or has claimed any ownership or other right in or to, any Mark which is necessary or desirable in connection with the Company's business, either as now conducted or as contemplated by management of the Company.

          2.12 Taxes. The Company has filed or obtained extensions for all required federal, state and local tax returns. Each return or report is true and correct and all taxes, fees and other governmental charges reflected thereon have been paid or accrued. The balance sheet as of September 30, 1996, contained as a part of the Financial Statements (the "Current Balance Sheet") reflects an adequate reserve for any and all taxes relating to the conduct of the Company's business prior to the date hereof. The Company has appropriately withheld, collected and paid over all taxes which, under applicable law, it is required to withhold, collect and pay over.

          2.13    Labor Relations, Etc.

                  (a) Except as disclosed in the SEC Filings, the Company is neither a party to nor has any obligations under any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the employees of the Company. The Company is not obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees. There is not now any formal organization activity among any of the employees of the Company, nor has the Company been charged with, or received notice of, any threatened action with respect to any unfair labor practice.

                  (b) The Company has reasonably satisfactory labor relations with its employees.

                  (c) The Company has complied with all material applicable federal and state laws and regulations concerning the employer/employee relationship and with all of its respective agreements relating to the employment of its employees, including without limitation provisions thereof relating to wages, bonuses, hours of work and payment of Social Security taxes. Except as disclosed on Exhibit 2.9 attached hereto and made a part hereof or reserved for on the Current Balance Sheet, the Company is not liable for





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any unpaid wages, bonuses or commissions, or any tax, penalty, assessment or forfeiture for failure to comply with any of the foregoing.

          2.14 Licenses, Permits, Compliance, Etc. The Company has all material licenses, franchises, permits and government authorizations (collectively, the "Permits") necessary for the conduct of the Business, none of which will be terminated or otherwise materially adversely affected by the consummation of the transactions contemplated by this Agreement. The Company holds each Permit free and clear of any claims or restrictions. No event has occurred that would allow, after the giving of notice the lapse of time or both, the revocation or termination thereof or that would result in any other material impairment of the rights of the holder thereof. The Company currently complies and has complied with all laws, regulations and orders applicable to it and to the Company's business, the violation of which would have a material adverse effect on it or its business. The present conduct of the Company's business does not violate any laws, regulations, ordinances, decrees, injunctions or orders applicable to health, occupational safety, building codes, fire codes and consumer protection, in each case, of which the Company is aware.

          2.15    Benefit Plans.  Except as disclosed in the SEC Filings or in
Exhibit 2.15, the Company and each benefit program are or will be, within the time permitted by law, in compliance with the provisions of ERISA and the Internal Revenue Code (the "Code") applicable to it. No benefit program which is subject to the minimum funding standards of ERISA or the Code, if any, has incurred any accumulated funding deficiency within the meaning of ERISA or the Code. The Company has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with any benefit program which is subject to Title IV of ERISA. The assets of each benefit program that is subject to Title IV of ERISA, if any, are sufficient to provide the benefits under such benefit program for which the Pension Benefit Guaranty Corporation would guarantee the payment if such benefit program terminated, and are also sufficient to provide all other benefits due under the benefit program. No event which constitutes a "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any benefit program covered by ERISA.

          2.16 Consents and Approvals. As of the date hereof, the Company has obtained, in form and substance acceptable to Lender, the waiver, consent and approval (i) of all persons or entities whose waiver, consent or approval is required and material for the Company to consummate its obligations with respect to the transactions contemplated by this Agreement except that shareholder approval of the Charter Amendment (as defined in Section 3.6) is required prior to the effectiveness of Lender's rights to convert the Note into Common Stock; (ii) of any person or entity which is required by any material agreement, lease, instrument, arrangement, judgment, decree, order or license to which the Company is a party or subject as of the date hereof, and which would prohibit such transactions, or require the waiver, consent or approval of any person to such transactions; or (iii) under any material agreement, lease, instrument, arrangement, judgment, decree, order or license under which, without such waiver, consent or approval, such transactions would constitute an occurrence of a breach or a default, result in the acceleration of any material obligation thereunder, or give rise to a right of any party thereto to terminate its obligations thereunder.

          2.17     Compliance with Other Instruments, None Burdensome, etc.
The Company is not in violation of any term of its Certificate of Incorporation or By-Laws, or, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decrees, and is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and





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performance of and compliance with this Agreement have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Company's Certificate or By-laws or, in any material respect, any of its agreements or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, other than the liens being created hereunder; and, there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

          2.18 Litigation, etc. Except as described in the SEC Filings or in Exhibit 2.18 attached hereto and made a part hereof, there are no actions, claims, suits, proceedings or investigations pending against the Company or its properties before any court, governmental agency, arbitration board or other tribunal, norhas the Company received any written threat thereof.

          2.19 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

          2.20 Bankruptcy. Neither the Company nor any entities affiliated, related or controlled by the Company, has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof; made any general assignment for the benefit of creditors; or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding which has not been discharged prior to the date hereof.

          2.21 Disclosure. This Agreement, the Exhibits hereto and the other Loan Documents, as well as all other written materials provided by the Company to the Lender, when taken as a whole, do not (as of the respective dates thereof) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          2.22 Use of Proceeds. The proceeds of the Loan will be used solely for the benefit of the Company and will be applied for the Company's acquisition of certain assets relating to the ESP Product Line from Difco Microbiology Systems, Inc.

          2.23 No Impending Material Adverse Event. The Company does not have any knowledge of any impending material loss of business or of any other condition, the occurrence of which might have a material adverse effect on the business, financial condition or prospects of the Company.

                                   SECTION 3

                          CERTAIN CONTINUING COVENANTS

          As long as the Note remains unpaid, Debtor covenants and agrees as follows:

          3.1 Notice of Litigation and Disputes. The Company will promptly notify the Lender of any material (i) suits, assessments, litigation or governmental audits or investigations instituted against it, and (ii) reportable event under ERISA or any environmental law arising out of any act or omission of the Company.





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          3.2     Compliance.  The Company will comply in all material respects with all applicable statutes and governmental regulations, including, but not limited to, applicable federal and state securities laws, zoning and land use regulations, ERISA and environmental laws, which if not complied with would reasonably be expected to have a material adverse effect on the Company. The Company shall pay and discharge, before any penalty attaches thereto for non-payment thereof, all taxes, assessments and governmental charges of any kind levied upon or assessed against Company; provided, however, that Company shall not be required to pay any such taxes, assessments or other governmental charges so long as it shall in good faith contest the validity thereof, and if such contest is made, the Company sets aside sufficient amounts for the payment of the taxes, assessments or other governmental charges so contested in a manner satisfactory to Lender.

          3.3 Continuing Existence. The Company will maintain its corporate existence, business, assets (except for dispositions in the ordinary course of business consistent with past practice) and foreign qualifications in all necessary jurisdictions, except where failure to maintain such qualifications would not reasonably be expected to have a material adverse effect on the Company.

          3.4 Related Party Contracts. Without Lender's consent, the Company shall not engage in any material transaction with any corporation, partnership, trust or business entity owned or controlled directly or indirectly, by an executive officer or director of the Company or any affiliate thereof other than transactions with the Company's subsidiaries (not otherwise prohibited hereunder) the boards of directors of which are under common control with the Company.

          3.5 Negative Covenants. As long as the Note remains unpaid, Debtor will not, without the prior written consent of Lender:

                  (a) incur any indebtedness for money borrowed other than the debt evidenced by the Note and except as contemplated in connection with the pending private placement of up to Eight Million Five Hundred Thousand Dollars ($8,500,000) (but not less than Seven Million Dollars ($7,000,000)) in convertible promissory notes a portion of the proceeds of which are to be used to repay the indebtedness evidenced by the Note;

                  (b) pay a dividend or redeem or repurchase any stock of Debtor;

                  (c) lend or advance any monies to any employees, officers or directors of Debtor with the exception of advancements for the payment of expenses of the Debtor made in the ordinary course of business;

                  (d) lend or contribute any funds to any subsidiaries of Debtor;

                  (e) change the Debtor's main line of business, or enter into any business unrelated to its current businesses, or make any material change in its business;

                  (f) agree to sell a substantial portion of the Company's assets, merge with any other corporation, partnership, trust or other form of business entity, or consolidate its assets with any other corporation, partnership, trust or other form of business entity;

                  (g) dispose of any equity interest in any subsidiary or permit any subsidiary to issue any equity to any other person;

                  (h) issue or agree to issue any preferred stock or other stock with rights superior to that of the Common Stock; or

                  (i) issue any securities or rights to acquire securities of the Company unless the proceeds thereof, up to the amounts due under the Note and this Agreement, are applied in payment of Debtor's obligations under the Note and this Agreement.

          3.6 Amendment to Certificate of Incorporation. The Company agrees to submit the amendment to the Company's certificate of incorporation (the "Charter Amendment") increasing its authorized Common Stock to its shareholders at a meeting to be held as soon as reasonably practicable after the date hereof. In connection therewith, the Company agrees that it will within thirty (30) days after the date hereof file with the Securities and Exchange Commission a preliminary proxy statement relating to its solicitation of proxies at such meeting and to use commercially reasonable efforts to cause such meeting to be held within ninety (90) days after the date hereof. Such proxy statement shall include a proposal to adopt the Charter Amendment and the recommendation of the Company's Board of Directors that the shareholders approve same. Upon approval of the Charter Amendment by the Company's shareholders, the Company shall notify Lender of same and promptly cause such Charter Amendment to be filed with the Secretary of State of Delaware.

          3.7 Private Placement. The Company will use commercially reasonable efforts to enter into an agency agreement with Commonwealth Associates as promptly as practicable relating to the sale of convertible notes and warrants of the Company, a portion of the proceeds from which will be used to satisfy the Note in full. The escrow agreement under which subscriptions will be deposited pending the closing of such private placement will provide that, upon closing, disbursement will be made directly to Lender to the extent necessary to satisfy the Note in full.

                                   SECTION 4

                                    DEFAULT

          The occurrence of one or more of the following events shall, at the option of Lender, constitute an "Event of Default" hereunder:

          (a) if Debtor defaults in the payment of the Note or any installment thereof or interest thereon or any other payment due Lender within five (5) days after its due date except in the case of payments pursuant to Sections 11.4 and 11.7 of this Agreement, within thirty (30) days after the respective due dates;

          (b) if any warranty or representation of Company contained herein, in any Collateral Document or in any other Loan Document shall be materially false or misleading when made;

          (c)     if Company shall (i) cease to do business as a going concern,
(ii) generally fall to meet its obligations as they mature, (iii) file a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, (iv) make any general assignment for the benefit of creditors, (v) consent to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding, or (vi) permit a request or petition for liquidation, reorganization or other relief under the bankruptcy laws of the United States, or any state thereof, or any other type of insolvency proceedings, to not be vacated or dismissed within sixty (60) days of such event under the bankruptcy laws of the United States or any state or territory thereof, whether such filing or petition is voluntary or involuntary;

          (d) a default occurs herein or in the Note, any other Loan Document, or any agreement executed pursuant thereto or in connection therewith, or if Company fails to perform or keep any of the other covenants, agreements or warranties contained herein or therein and fails to cure same within ten (10) business days of notice from Lender to cure, unless a shorter or longer time period is expressly specified for any particular covenant;

          (e) in the event (i) an event of default occurs under any other agreement pursuant to which Debtor has incurred obligations for monies owed in principal amount in excess of One Million Dollars ($1,000,000) and such event of default results in the right to accelerate such obligations; or (ii) an event of default occurs under any other material agreement to which Company is a party or by which it is bound and such event of default results in the Company becoming obligated to pay an amount in excess of One Million Dollars ($1,000,000); or

          (f) the execution, without Lender's prior written consent, of any agreement to merge or consolidate the Debtor with any other form of business entity, or to sell a substantial portion of the assets of the Debtor.

          Upon the occurrence of any Event of Default as defined above, at Lender's option, the entire unpaid principal balance of the Note, together with all accrued and unpaid interest thereon and all other indebtedness secured hereby shall immediately become due and payable, without notice or demand, and Lender shall have all of the rights and remedies stated in this Agreement or other documents which now or hereafter evidences the Loan evidenced by the Note. Such rights and remedies shall be cumulative, and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy.

                                   SECTION 5

                                OTHER AGREEMENTS

          5.1 Escrow Agreement. Lender shall fund the Loan into an escrow account (the "Escrow Account"), established by Lender pursuant to an Escrow Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit 5.1.

                                   SECTION 6

                             DELIVERIES AT CLOSING

          The following deliveries shall be made, for or on behalf of the Company, contemporaneously with the execution of this Agreement:

          (a) all other documents required to be executed and delivered in connection herewith, including without limitation the Promissory Note to be delivered by the Company in favor of the Lender;

          (b) any consents or approvals required pursuant to this Agreement;

          (c) payment of expenses set forth in Section 11.4 hereof to be paid simultaneously herewith;

          (d) the legal opinions of the Company's general counsel and Sidley & Austin, outside counsel for the Company, dated as of the date hereof, and in form and substance reasonably satisfactory to the Lender's counsel;

          (e) agreements from Peter P. Gombrich, Michael Falk and Commonwealth Associates to vote their shares of stock in the Company in favor of the Charter Amendment; and

          (f) such other documents as the Lender may reasonably request, in form and substance reasonably satisfactory to the Lender's counsel.

                                   SECTION 7

                              REGISTRATION RIGHTS

          7.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Conversion Stock" shall mean any Common Stock of the Company issued or issuable upon the conversion of the Note into equity of the Company.

                  (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (d) "Holder" shall mean the Lender which holds Registrable Securities and any other person holding Registrable Securities to whom the rights under this Section 7 have been transferred in accordance with
Section 7.12 hereof.

                  (e) "Initiating Holders" shall mean Holders owning a majority of the Conversion Stock.

                  (f) "Registrable Securities" means (i) Conversion Stock, and (ii) any other securities issued or issuable with respect to the Conversion Stock upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Conversion Stock held by the Lender or any other Holder.

                  (g) "Register", "registered" and "registration" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (h) "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Sections 7.3 and 7.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

                  (i) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (j) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in the definition of Registration Expenses, all reasonable fees and disbursements of counsel for any Holder.

          7.2 Limitations on Registration. Registration rights referred to in this Section 7 apply only to shares of Common Stock, and shall not apply to the Note prior to its conversion into Common Stock of the Company. Notwithstanding the foregoing, in the event of a notice of proposed registration pursuant to Section 7.4(a)(i) hereof, the Holder of the Note may exercise its rights to convert the Note into Common Stock and elect to register the Common Stock received pursuant to such conversion and the Company shall take all steps reasonably appropriate herewith in order to insure that the Holder's rights to exercise and register are protected.

          7.3     Registration on Request.

                  (a) At any time after the Note shall have been converted into Conversion Stock (such date being referred to as the "Conversion Date"), upon the written request of Initiating Holders requesting that the Company effect the registration under the Securities Act of all or any part of such Initiating Holders' Registrable Securities, and specifying the intended method or methods of disposition thereof, the Company will promptly, but in any event within 10 days, give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use commercially reasonable efforts to effect, as expeditiously as practicable, the registration under the Securities Act, on an appropriate form of the Commission selected by the Company including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request (but in the case of a shelf registration only if the Company is then eligible to use Form S-2 or S-3 (or any successor forms)), of:

                           (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holder or Holders, for disposition in accordance with the intended method or methods of disposition stated in such request, and

                           (ii) all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request delivered to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method or methods of disposition thereof), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Subject to Section 7.3(e), the Company may include in such registration other securities for the account of any other person, including for the Company's account.

                  (b) Number of Registrations; Timing. The Company shall not be required to effect more than one registration pursuant to this Section 7.3; provided that such registration shall permit the disposition of at least 80% of the Registrable Securities which the Company has been so requested to register and if such registration shall not permit the disposition of at least 80% of such Registrable Securities, the Company shall be required to effect one additional registration (for a total of two) pursuant to this Section 7.3. The Company shall not be required to effect a registration pursuant to this Section
7.3 within the 12-month period occurring immediately subsequent to the effectiveness (within the meaning of Section 7.3(d)) of a registration statement filed pursuant to this Section 7.3.

                  (c) Registration Statement Form. Registrations under this Section 7.3 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be acceptable to the Initiating Holders and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for their registration. The Company agrees to include in any such registration statement all information which any holder of Registrable Securities being registered, upon advice of counsel, shall reasonably request. The Company may, if permitted by law, effect any registration requested under this Section 7.3 by the filing of a registration statement on Form S-3 (or any successor or similar short form registration statement).

                  (d) Effective Registration Statement. A registration requested pursuant to this Section 7.3 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if the registration does not remain effective for a period of at least 270 days (or, with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, for a period of at least three years) or, in either case if earlier, until all the Registrable Securities requested to be registered in connection therewith were sold, (iii) if, after it has become effective, such registration is interfered with for a period of more than fifteen (15) days by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied and no such registration occurs, other than by reason of some act or omission by the Holders of the Registrable Securities that were to have been registered.

                  (e)      Priority in Requested Registrations.   If a
requested registration pursuant to this Section 7.3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders (such writing to state the basis of such opinion and the approximate number of shares of securities which may be included in such offering without such effect), the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be registered by the Holders thereof pursuant to
Section 7.3(a), and (ii) second, all other securities of the Company proposed to be included in such registration in accordance with the priorities, if any, then existing among the Company and the holders of such securities.

          7.4     Incidental Registration.

                  (a) If the Company at any time proposes to register on any form which may be used for the registration of Registrable Securities other than Form S-4 or S-8 (or any successor or similar forms then in effect) any of its securities under the Securities Act (other than pursuant to Section 7.3), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 7.4; provided that in any event, such notice shall be given to all such Holders at least 20 days prior to such proposed registration. Upon the written request of any such Holder made within 15 days after notice is deemed given of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company will use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Prior to the effective date of any registration statement filed in connection with a registration described in this Section 7.4, immediately upon notification to the Company from the managing underwriter, in the case of an underwritten offering, of the price at which the Registrable Securities requested to be registered pursuant to this
Section 7.4 are to be sold, the Company shall advise each requesting Holder of such price, and if such price is below the price which any requesting Holder shall have indicated to be acceptable to such requesting Holder, such requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement.

                  (b)      No registration effected pursuant to this Section
7.4 shall be deemed to have been effected pursuant to Section 7.3.

                  (c) If the Company shall previously have received a request for registration pursuant to Section 7.3 or pursuant to this Section 7.4, and if such previous registration shall not have been withdrawn or abandoned, the Company will not effect any registration of any of its securities under the Securities Act, whether or not for sale for its own account, until a period of 120 days shall have elapsed from the effective date of such previous registration.

                  (d)      Notwithstanding anything to the contrary in this
Section 7.4, the Company shall have the right to discontinue any registration under this Section 7.4 at any time prior to the effective date of such registration, if the registration of other securities giving rise to such registration under this Section 7.4 is discontinued; but no such discontinuation shall preclude an immediate or subsequent request for registration pursuant to Section 7.3 or 7.4.

                  (e) If a registration contemplated by this Section 7.4 involves an underwritten offering and the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the Holders of Registrable Securities requesting such registration) stating that, in its opinion the number of shares proposed to be included in such registration of some or all of the Registrable Securities requested exceeds the number which can be sold in such offering within a price range acceptable to the Company and the requesting Holders (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), then the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such offering, (i) first, securities that the Company proposes to issue and sell for its own account (unless the registration giving rise to the incidental registration rights of the Holders of Registrable Securities hereunder is as a result of the exercise of demand registration rights by Holders of the Company's securities pursuant to a registration rights agreement with the Company, in which case this clause
(i) shall not have effect), (ii) second, securities proposed to be offered as a result of the exercise by Holders of demand registration rights pursuant to a registration rights agreement, (iii) third, Registrable Securities requested to be registered by the Holders thereof pursuant to Section 7.4, and (iv) fourth, all other securities of the Company proposed to be included in such registration in accordance with the priorities, if any, then existing among the Company and the Holders of such securities.

          7.5     Obligations of the Company.  Whenever required tinder this
Section 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for not less than three years, or until at least 80% of the Registrable Securities have been issued or sold pursuant to such registration statement or otherwise.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other state securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) Use commercially reasonable efforts to furnish, at the request of any Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders.

          7.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          7.7 Expense of Registration. The Company shall bear and pay all Registration Expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 7.3 or 7.4 for each Holder but excluding Selling Expenses relating to Registrable Securities.

          7.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 7.4 to include any of the requesting Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters).

          7.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 7:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or the Exchange Act or under any state securities or "blue sky" laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any state securities or "blue sky" law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subSection 7.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Requesting Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act or any state securities or "blue sky" laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and each such holder will pay any legal or other expenses reasonably incurred by any person intended to bp indemnified pursuant to this
Section 7.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 7.9(b) exceed the gross proceeds from the offering received by such holder.

                  (c) Promptly after receipt by an indemnified party under this Section 7.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party or parties by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party or parties represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.9.

                  (d)      If the indemnification provided for in this Section
7.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then to the extent permitted by law, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such loss, liability, claim, damage or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this Section 7.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7 and otherwise.

          7.10 Reports under the Exchange Act. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule of regulation of the Commission that may at any time permit such a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to any Holder of Registrable Securities, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Commission Rule 144, the Securities Act and the Exchange Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any such Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

          7.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Initiating Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which would take effect prior to the repayment of the Note and would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 7.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the olders thereof which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to or within ninety (90) days of the effective date of any registration effected pursuant to Section 7.3.

          7.12 Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Lender under Sections 7.3 and 7.4 may be assigned to a transferee or assignee of the Lender.

                                   SECTION 8

                                WAIVER OF BREACH

          No delay or failure on the part of Lender to exercise any right or remedy accruing to Lender hereunder or under the Note upon any default or breach by Company of any covenant, condition or provision hereof shall be held to be an abandonment thereof, and no delay on the part of Lender in exercising any of its rights or remedies shall preclude Lender from the exercise thereof at any time during the continuance of any default or breach, nor shall any waiver of a single default or breach be deemed a waiver of any subsequent default or breach. All waivers under this Agreement must be in writing. Lender may enforce any one or more remedies hereunder successively or concurrently, at its option.

                                   SECTION 9

                                 APPLICABLE LAW

          All acts, agreements, certificates, assignments, transfers and transactions hereunder, and all rights of the parties hereto, shall be governed as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Illinois.


                                   SECTION 10

                                    NOTICES

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) upon delivery if delivered by hand or by telecopy (receipt confirmed), or (ii) if mailed, by United States certified or registered mail, prepaid, and three business days shall have elapsed after the same shall have been mailed to the parties, or (iii) on the date following the day sent by a reputable express air courier service guaranteeing next day delivery, when addressed as follows:

                  As to Lender:

                  Robert L. Priddy
                  1800 Phoenix Boulevard
                  Suite 126
                  Atlanta, Georgia 30349
                  Telecopy No.:  (770) 933-1685

                  Edmund H. Shea, Jr.
                  J. F. Shea & Co.
                  655 Brea Canyon Road

                  Walnut, California 91789
                  Telecopy No.:  (909) 869-0840

          With a copy to:

                  Robert B. Goldberg, Esq.
                  Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.
                  One Securities Centre
                  Suite 400
                  3490 Piedmont Road
                  Atlanta, Georgia 30305
                  Telecopy No.:  (404) 233-2188


          As to Debtor:

                  AccuMed International, Inc.
                  900 N. Franklin Street
                  Suite 401
                  Chicago, Illinois  60610
                  Attn:   Peter P. Gombrich, Chief Executive Officer
                  Telecopy No.:  (312) 642-3101
                  Confirmation No.:  (312) 642-9200

          With a copy to:

                  AccuMed International, Inc.
                  1500 7th Avenue
                  Sacramento, California 95818
                  Attn:  Joyce L. Wallach, General Counsel
                  Telecopy No.:  (916) 443-6850
                  Confirmation No.:  (916) 443-6800


          Any party may change its address for notices by giving the other a notice of address change no later than ten (10) days in advance of the effective date of the change of address.

                                   SECTION 11

                                    GENERAL

          11.1 This Agreement together with the Note supersedes all prior agreements and negotiations between Lender and Company relating hereto.

          11.2 No amendment hereto shall be valid unless in a writing duly executed by Lender and Debtor.

          11.3 This Agreement shall benefit and bind the successors and assigns of the parties, but Debtor may not assign this Agreement. Lender may freely assign the obligations of Lender hereunder and its security interest in the Note, in whole or in part, at any time. The section titles herein are for convenience only and do not define, limit or construe the contents of such sections.

          11.4 Simultaneously herewith, the Company will pay all reasonable documented costs and expenses actually incurred by the Lender in connection with the preparation and execution of the Loan Documents. In addition, the Company will pay all taxes and recording expenses, including all intangible and stamp taxes, if any, all fees and commissions due to brokers in connection with this transaction at closing, and all reasonable legal fees of outside counsel for Lender. All amounts hereunder shall be due upon demand, and shall be an Event of Default if not paid within thirty (30) days following the date on which notice is deemed given by Lender.

          11.5 In the event that Lender employs legal counsel after default with respect to any action or proceeding relating to the maintenance, enforcement or defense of this Agreement, or in the relationship created hereby or any and all rights of Lender hereunder, all reasonable, documented attorneys' fees actually incurred by Lender arising from such services and any reasonable expenses, costs and charges relating thereto shall constitute additional obligations of Company secured hereby, payable on demand.

          11.6 The parties shall consult and agree upon the form and substance of any press release or other form of public disclosure regarding the transaction described herein.

          11.7 If Company fails to perform any obligation under this Agreement, Lender may, at its option, perform such obligation or cause it to be performed by others, and any reasonable cost or expense incurred or funds advanced by Lender for such purposes shall be immediately paid by Company to Lender on demand. Any such sum shall, at Lender's option, bear simple interest after demand at the rate set forth in the Note, or such lesser rate as Lender shall designate. All amounts hereunder shall be due upon demand, and shall be an Event of Default if not paid within thirty (30) days following the date on which notice is deemed given by Lender.

          11.8 All rights of Lender hereunder and under the Note and Escrow Agreement may be exercised by Robert L. Priddy on behalf of both parties comprising the Lender hereunder.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ACCUMED INTERNATIONAL, INC.,
                                        Debtor

                                        By:/s/ Peter P. Gombrich
                                           ------------------------------------

                                        Title:Chief Executive Officer
                                              ---------------------------------

                                        Attest:Leonard R. Prange
                                               --------------------------------

                                        Title:Corporate Vice President
                                              and Chief Financial Officer
                                              ---------------------------------

                                        (CORPORATE SEAL)





                                        /s/ Robert L. Priddy
                                        ----------------------------     (SEAL)
                                        Robert L. Priddy, Lender



                                        /s/ Edmund H. Shea, Jr.
                                        ----------------------------     (SEAL)
                                        Edmund H. Shea, Jr., Lender